EXHIBIT 10.1

Garofalo & Associates, LLC
One Devonshire Place
Mergers,	Boston, Massachusetts 02109
Acquisitions,		frankjgarofalo@cs.com
Divestitures	Corporate and Business Development Consultants	Cell: (617) 877-1974

Mr. Roger May	May 6, 2021
Chief Executive Officer
Graphene and Solar Technologies

Roger

Please accept this letter as my formal resignation as Chairman and Director of GSTX effective immediately.

Sincerely,

Frank J. Garofalo
Managing Partner
Garofalo & Associates, LLC